UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NORTHERN CALIFORNIA BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN CALIFORNIA BANCORP, INC.

601 MUNRAS AVENUE, MONTEREY, CALIFORNIA 93940

(831) 649-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 29, 2008

5:00 P.M.

NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of Northern California Bancorp, Inc. (the “Company”) and the call of its Board of Directors, the 2008 Annual Meeting of Shareholders (the “Meeting”) of the Company will be held at the Company’s office located at 556 Abrego Street, Monterey, California 93940, on Thursday, May 29, 2008 at 5:00 p.m., for the purpose of considering and voting upon the following matters:

1.                                       Election of Directors.  Electing the following seven nominees to serve as directors of the Company until the 2009 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Mark A. Briant                                                                                                                 Charles T. Chrietzberg, Jr.

Sandra G. Chrietzberg                                                                             Stephanie G. Chrietzberg

Peter J. Coniglio                                                                                                          Carla S. Hudson

John M. Lotz

2.                                       Other Business.  Transacting such other business as may properly be brought before the Meeting and any adjournment or adjournments thereof.

Shareholders of record at the close of business on April 29, 2008 are entitled to notice of, and the right to vote at, the Meeting.

YOU ARE REQUESTED TO DATE, EXECUTE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, EITHER BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON, OR BY FILING WITH THE SECRETARY OF THE COMPANY PRIOR TO THE MEETING, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.

PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE MAY ARRANGE FOR ADEQUATE ACCOMMODATIONS.

Dated: May 5, 2008

Monterey, California

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dorina A. Chan
Dorina A. Chan
Secretary

ANNUAL REPORT ON FORM 10-KSB

THE COMPANY’S ANNUAL REPORT IS ENCLOSED HEREWITH.  ADDITIONAL COPIES OF SUCH REPORT ARE AVAILABLE UPON REQUEST TO MS. DORINA A. CHAN, SECRETARY, NORTHERN CALIFORNIA BANCORP, INC., 601 MUNRAS AVENUE, MONTEREY, CALIFORNIA 93940, TELEPHONE (831) 649-4600.

NORTHERN CALIFORNIA BANCORP, INC.

601 Munras Avenue

Monterey, California 93940

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 29, 2008

5:00 P.M.

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the 2008 Annual Meeting of Shareholders (the “Meeting”) of Northern California Bancorp, Inc. (the “Company”) to be held at the Company’s office located at 556 Abrego Street, Monterey, California 93940, on Thursday, May 29, 2008 at 5:00 p.m., and at any and all adjournments thereof.  Management anticipates that this Proxy Statement and the accompanying proxy (the “Proxy”) will be mailed to shareholders on or about May 5, 2008.

                                                The Matters to be considered and voted upon at the Meeting will be:

1.                                       Election of Directors.  Electing the following seven nominees to serve as directors of the Company until the 2009 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Mark A. Briant                                                                                                                 Charles T. Chrietzberg, Jr.

Sandra G. Chrietzberg                                                                             Stephanie G. Chrietzberg

Peter J. Coniglio                                                                                                          Carla S. Hudson

John M. Lotz

2.                                       Other Business.  Transacting such other business as may properly be brought before the Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

A form of Proxy for voting your shares at the Meeting is enclosed.  Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date.  In addition, the Proxy will be revoked if the person executing the Proxy is present at the Meeting and advises the Chairman of the Meeting of his or her election to vote in person.  Subject to such revocation, shares represented by a properly executed Proxy received prior to the Meeting will be voted in accordance with the shareholder’s specifications, as noted on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ON THE PROXY.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS.

Persons Making the Solicitation

The Company’s Board of Directors is soliciting the enclosed Proxy.  The principal solicitation of Proxies is being made by mail, although additional solicitations may be made by telephone or personal visits by directors, officers and employees of the Company and the Company’s wholly-owned subsidiary, Monterey County Bank (the “Bank”), without receiving any special compensation therefor.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose stock in the Company is held of record by such entities.  In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

VOTING SECURITIES

Outstanding Shares and Record Date

Shareholders of record as of the close of business on April 29, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting.  As of the Record Date, the Company had 1,849,418 shares of common stock, no par value (the “Common Stock”), issued and outstanding.

Voting Rights

Each shareholder of record of Common Stock is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that in connection with the election of directors, the shares may be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively.  If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes.  Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns as of the Record Date, multiplied by the number of directors to be elected.  This total number of votes may be cast for one nominee or they may be distributed on the same principle among as many nominees as the shareholder sees fit.  If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Company’s Board of Directors.

                                                A majority of the outstanding shares, represented in person or by Proxy, is required for a quorum.  Nominees for election to the Board receiving the most votes up to the number of directors to be elected will be elected to the Board of Directors.  Abstentions and broker non-votes do not have the effect of votes in opposition to a director.  Abstentions are, however, counted towards a quorum.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Except as set forth below, Management of the Company does not know of any person who owns beneficially or of record more than 5% of the Company’s outstanding Common Stock (a “Principal Shareholder”).  The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Company’s outstanding Common Stock (i) by the Principal Shareholders, (ii) by each of the Company’s directors and nominees, (iii) by each of the Company’s named executive officers(1) and (iv) by all of the Company’s directors and executive officers(1) as a group.  Management is not aware of any changes in control of the Company which has occurred since January 1, 2008, or of any arrangement which may, at a subsequent date; result in a change in control of the Company, except as disclosed in Footnote 3 in the following table.

(1)         As used throughout this Proxy Statement, the term “executive officers” means the Chairman of the Board, President and Chief Executive Officer, the Executive Vice President and Chief Lending Officer and the Executive Vice President, Chief Financial and Chief Operating Officer.  All other officers of the Company are not considered “executive officers.”   During 2007, other than the executive officers of the Company, there were no other individuals included as “named executive officers.” The term “named executive officers” means the Company’s executive officers, and up to two additional individuals (i) who served as executive officers of the Company or the Bank at any time during 2007, but were not executive officers at December 31, 2007, and (ii) whose total compensation during 2007 exceed $100,000.

Attention should be given to the footnote references set forth in the column entitled “Amount and Nature of Beneficial Ownership.”  In addition, shares of Common Stock issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding (“vested”) for the purpose of calculating the percentage ownership for such individuals, but not the percentage ownership of any other individuals.  Unless otherwise stated, voting and investment powers are shared with the spouse of the respective shareholder under California community property laws.

Name(1)	Position	Amount and Nature of Beneficial Ownership		Percent of Class Beneficially Owned
Mark A. Briant	Director	2,534	(2)	0.14%
Charles T. Chrietzberg, Jr.	Chairman, President and CEO; Principal Shareholder	748,874	(3)	39.95%
Sandra G. Chrietzberg	Director; Principal Shareholder	748,874	(4)	39.95%
Stephanie G. Chrietzberg	Director, Vice President — Business Development	26,640	(4)	1.44%
Peter J. Coniglio	Director	76,355	(5)	4.10%
Carla S. Hudson	Director	39,899	(6)	2.15%
Timothy Leveque	Executive Vice President and Chief Lending Officer	62,011		3.35%
John M. Lotz	Director	11,395	(7)	0.61%
Bruce N. Warner	Executive Vice President, Chief Financial Officer and Chief Operating Officer; Principal Shareholder	114,530		6.19%
David S. Lewis Trust(8)	Principal Shareholder	153,863		8.48%
All Directors and Executive Officers as a Group (9 in number)		1,259,683	(9)	66.14%

(1)         The business address of the directors, nominees and named executive officers is 601 Munras Avenue, Monterey, California 93940.

(2)         Shares are held in a profit sharing plan as to which Mr. Briant has voting and investment power.

(3)         Includes 25,000 shares subject to vested stock options.  400,000 shares of the Common Stock owned by Mr. Chrietzberg are pledged to secure a loan from an unaffiliated bank. Should he default under such credit, the shares could be acquired by the lender, or sold pursuant to applicable terms of the Uniform Commercial Code, in a transaction that could result in a change in control of the Company.  Such transaction may require approval under provisions of Federal and California change in bank control laws.  The shares include an aggregate of 18,414 shares held beneficially by Mr. Chrietzberg and Mrs. Chrietzberg in Individual Retirement Accounts, where voting power is also shared with the custodian of the account.  Includes shares of spouse pursuant to California’s community property laws. These shares are only included once in calculating “All Directors and Officers as a Group.”

(4)         Sole voting power.

(5)         Includes 13,161 shares subject to vested stock options.  Of the remaining shares, 28,211 are held by Mr. Coniglio, 26,530 are held in a family trust controlled by Mr. Coniglio, as to which he has sole voting and investment power and 8,453 shares are held by Hudson, Martin, Ferrante & Street, a partnership of which Mr. Coniglio is the managing partner, with voting and investment power.

(6)         Includes 2,500 shares subject to vested stock options.  The remaining shares are held jointly with family members, other than 1,610 shares held in a corporate pension, as to which Ms. Hudson has voting and investment power.

(7)         Includes 10,500 shares subject to vested stock options.

(8)         The business address for the David S. Lewis Trust is 13500 N. Rancho Vistoso Blvd, Tucson, AZ  85755.

(9)         Includes 55,161 vested stock options held by all Directors and Executive Officers as a group.

Interest of Certain Persons in Matters To Be Acted Upon

None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting:

1.               each person who has been a director or executive officer at any time since the beginning of the Company’s last fiscal year;

2.               each nominee for election as one of the Company’s directors; or

3.               any associate of any of the foregoing persons.

PROPOSAL 1

ELECTION OF DIRECTORS

The Articles of Incorporation and Bylaws of the Company provide that the number of directors of the Company may be not less than five nor more than nine, with the exact number to be fixed from time to time by a resolution duly adopted by the Board of Directors or the Company’s shareholders.  The number of directors is presently fixed at seven.

The persons named below, all of whom are currently members of the Board of Directors, have been nominated for election as directors to serve until the 2009 Annual Meeting and until their successors are duly elected and have qualified.  Votes will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting.  If any nominee should become unable or unwilling to serve as a director, the Proxies will be voted for such substitute nominee as shall be designated by the Board of Directors.  The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

None of the directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company, acting within their capacities as such.  Except for Directors Charles T. Chrietzberg, Jr. and Sandra G. Chrietzberg, who are married, and Stephanie G. Chrietzberg, Director and Vice President, Business Development, their daughter, there are no other family relationships between the directors and executive officers of the Company.  Each of the directors serves in similar capacities on the Board of Directors of the Bank.  None of the directors or executive officers of the Company serve as directors of any other company which has a class of securities registered under, or which are subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any investment company registered under the Investment Company Act of 1940, as amended.

Nominees

The following table provides information as of the Record Date with respect to each person nominated to be elected to the Board of Directors of the Company.  The column entitled “Year First Appointed or Elected Director” refers to the year the director was first appointed or elected as a director of the Company or the Bank.  Reference is made to the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information pertaining to beneficial stock ownership of the nominees.

Name of Director	Age	Business Experience During the Past 5 Years	Year First Appointed or Elected Director

Mark A. Briant	60	Owner, Fashion Streaks Screenprinting, Embroidery, Signs and Banners, Sand City, California; Owner. Sandy Creek Olive Ranch, Carmel Valley, California	2006

Charles T. Chrietzberg, Jr.	66	Chairman, Chief Executive Officer and President, Northern California Bancorp, Inc.	1985

Sandra G. Chrietzberg	64	Investor; formerly President and CEO, Queen of Chardonnay, Inc., d/b/a La Reina Winery (1984-1993)	1988

Stephanie G. Chrietzberg	40	Vice President, Business Development, Monterey County Bank (May, 2006 — present); Assistant Controller, Portola Plaza Hotel (1991-2006)	2007

Peter J. Coniglio	78	Attorney; Partner, Hudson, Martin, Ferrante & Street, Monterey, California	1976

Carla S. Hudson, CPA	54	Certified Public Accountant; Partner, Huey & Hudson CPAs, Monterey, California	1994

John M. Lotz	66	Chairman, Chief Executive Officer and President, The Monterey Bay Aviation Institute, Inc., d/b/a DelMonte Aviation	1991

Executive Officers

The following table sets forth the name and certain information as of the Record Date concerning the executive officers of the Company, excluding Mr. Chrietzberg, who is also a director and included in the table above:

Name and Title	Age	Business Experience During the Past 5 Years	Year First Appointed to Office

Timothy M. Leveque, Executive Vice President and Chief Lending Officer	65	Executive Vice President and Chief Lending Officer of Monterey County Bank since 11/03, Senior Executive Vice President and Chief Lending Officer, Pacific Coast Bankers’ Bank 1997-2003	2003
Bruce N. Warner, Executive Vice President, Chief Financial Officer and Chief Operating Officer	60	Executive Vice President, Chief Financial Officer and Chief Operating Officer, Northern California Bancorp, Inc.	1993

Board of Directors and Committees; Director Attendance

During 2007, the Company’s Board of Directors held 5 regularly scheduled meetings and the Bank’s Board of Directors held 12 regularly scheduled meetings.  The Company’s Board of Directors held 1 special meeting during 2007 and the Bank’s Board of Directors held 5 special meetings during 2007.  No director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of committees of the Board of Directors on which the director served.

In addition to meeting as a group, certain members of the Board of Directors also devote their time and talents to certain various standing committees.  The Company did not maintain separate loan or nominating committees in 2007.  In 2007, the Company maintained an Audit Committee and a Compensation Committee, as discussed below.

Audit Committee

The Audit Committee reviews and conducts (through outside consultants) an independent audit of policies and procedures of the Company and the Bank, and is responsible for interfacing with the Company’s and the Bank’s, independent auditors.  During 2007, the Audit Committee met 5 times and consisted of Directors Braint, Coniglio, Hudson and Lotz.

The Board has determined that each of the current members of the Audit Committee is “independent,” as that term is defined in the applicable listing standards of Nasdaq.  The Board has determined that Director Hudson is an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee, consisting of Directors Coniglio, Hudson and Lotz, reviews and approves compensation for officers of the Company and the Bank and administers the Company’s stock option plan.  In carrying out its responsibilities, the Compensation Committee establishes the compensation for the Company’s executive officers consistent with the Company’s business plans and strategies. All directors serving on the Compensation Committee are “independent” as that term is defined Nasdaq’s listing standards.   The Compensation Committee does not have a written charter pursuant to which it operates and did not meet during 2007.

The Compensation Committee establishes compensation for Mr. Chrietzberg, the Company’s Chairman, Chief Executive Officer and President, in connection with the negotiation of an employment agreement. The Compensation Committee evaluates Mr. Chrietzberg’s compensation in light of the Company’s overall performance relative to its budget and performance goals as well as several externally prepared peer group comparisons, general compensation policies, competitive realities in the marketplace and regulatory requirements. The Compensation Committee has delegated to Mr. Chrietzberg the authority to establish the compensation for the Company’s other executive officers.

Selection and Evaluation of Director Candidates

Management Nominees

The Company’s Board of Directors does not have a standing nominating committee. The Board of Directors does not feel there is a need for a separate nominating committee, as over the years it has been successful in evaluating and identifying new candidates for the Board of Directors.  The full Board assumes the responsibility for identifying candidates for membership on the Board and makes determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. The Board considers: (i) the business experience of the candidate; (ii) his or her reputation and influence in the community and standards of moral and ethical responsibility; (iii) availability and willingness to devote time to fully participate in the work of the Board and its committees; and (iv) commitment to the Company as evidenced by personal investment.

In considering a candidate, due diligence has included a confidential background check, review of financial statements and business history, in-depth interviews with the candidate, and contacts with references and knowledgeable people in the local business and financial community. The criteria have also included reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, some familiarity with banking, and a willingness to participate in training and educational opportunities for bank directors.

Nominees to the Board of Directors were selected by a majority of the Company’s independent directors.

Shareholder Nominees

The Company’s Board of Directors will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits, as discussed above. Any shareholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Dorina A. Chan
Corporate Secretary
Northern California Bancorp, Inc.
601 Munras Avenue
Monterey, California 93940

Board Independence

                Except for Directors Charles T. Chrietzberg, Jr., Sandra G. Chrietzberg and Stephanie G. Chrietzberg, all directors on the Company’s Board of Directors are “independent,” as that term is defined in Nasdaq’s listing standards. Nasdaq’s listing requirements provide that: (i) the audit committee be composed of independent directors; (ii) the chief executive officer’s compensation be determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) nominations of directors be selected by a majority of independent directors or by a nominating committee comprised solely of independent directors.

Shareholder Communications With the Board

                Shareholders wishing to communicate with the Board of Directors as a whole, or with an individual director, may do so by mail, phone or in person.  Any communications directed to the Chairman of the Board, Mr. Charles T. Chrietzberg, Jr., will be forwarded to the individual director or the entire Board, as appropriate.

                It is the policy of the Board to encourage directors to attend each Annual Meeting.  Such attendance allows for direct interaction with shareholders.  All of the Company’s directors, except Mr. Peter J. Coniglio, attended the Company’s 2007 Annual Meeting.

                THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES.  YOU ARE URGED TO VOTE “AUTHORITY GIVEN” FOR THE PROPOSAL TO ELECT THE SEVEN NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE 2009 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND HAVE QUALIFIED.

COMPENSATION AND OTHER TRANSACTIONS

Director Compensation

                The Company’s policy on director compensation is designed to attract, motivate and retain high performing members critical to the Company’s success.  The Company’s director compensation philosophy is simple: to pay the Company’s directors a competitive rate when compared with similar sized and performing financial institutions.

In December 2006, the Board of Directors established the following fees.  All Board members receive the retainer and attendance fee, except that the Chair of the Audit Committee receives a slightly higher fee for chairing the committee meeting.

Annual Retainer	$11,000
Regular Board Meeting Attendance	$750
Audit Committee (Chair)	$300
Audit Committee (Member)	$150
Compensation Committee	$150

All directors serve on the Board of both Northern California Bancorp, Inc. and Monterey County Bank and each receives only one attendance fee for Board meetings actually attended.   Board meetings are scheduled on the same day, one following the other.

                The following table sets forth certain information regarding the compensation paid to each director during 2007, excluding Mr. Chrietzberg, who is also a named executive officer and included in the executive compensation tables below.

Name	Fees Earned or Paid in Cash ($)		Total Compensation ($)
David A. Bernahl, II	19,700	(1)	19,700
Mark A. Briant	20,750	(2)	20,750
Sandra G. Chrietzberg	20,000	(3)	20,000
Stephanie G. Chrietzberg	20,000	(4)	20,000
Peter J. Coniglio	20,000	(5)	20,000
Carla S. Hudson	21,500	(6)	21,500
John M. Lotz	20,750	(7)	20,750

(1)         Includes a retainer of $11,000, $8,250 in fees for monthly Board of Directors’ meetings and $450 in meeting fees for attendance as a member of the Audit Committee. Director Bernahl resigned as a director of the Company and the Bank on January 17, 2008.

(2)         Includes a retainer of $11,000, $9,000 in fees for monthly Board of Directors’ meetings and $750 in meeting fees for attendance as a member of the Audit Committee.

(3)         Includes a retainer of $11,000 and $9,000 in fees for monthly Board of Directors’ meetings.

(4)         Includes a retainer of $11,000 and $9,000 in fees for monthly Board of Directors’ meetings.

(5)         Includes a retainer of $11,000, $8,250 in fees for monthly Board of Directors’ meetings and $750 in meeting fees for attendance as a member of the Audit Committee.

(6)         Includes a retainer of $11,000, $9,000 in fees for monthly Board of Directors’ meetings and $1,500 in meeting fees for attendance as chair of the Audit Committee.

(7)         Includes a retainer of $11,000, $9,000 in fees for monthly Board of Directors’ meetings and $750 in meeting fees for attendance as a member of the Audit Committee.

Executive Compensation

                The Company’s policy on executive compensation is designed to recognize superior operating performance thereby maximizing shareholder value, and to attract, motivate and retain the high performing executive team critical to the Company’s success.  The Company’s executive compensation philosophy is simple: to pay competitive base salaries and strongly reward performance.  The objectives of the Company’s compensation program are to:

•                  attract and retain highly qualified executives that portray the Company’s culture and values;

•                  motivate executive to provide excellent leadership and achieve Company goals;

•                  provide substantial performance related incentive compensation that is aligned to the Company’s business strategy and directly tied to meeting specific business objectives;

•                  strongly link the interests of executives to the value derived by the Company’s shareholders from owning Company stock; and

•                  be fair, ethical, transparent and accountable in setting and disclosing executive compensation.

Base Salary

The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executive salary increases do not necessarily follow a preset schedule or formula; however, the following are considered when determining appropriate salary levels and increases:

•                  The individual’s current and sustained performance results and the methods utilized to achieve those results; and

•                  Non-financial performance indicators to include strategic developments for which an executive has responsibility (such as product development, expansion of markets or deposit) and managerial performance (such as service quality, sales objectives and regulatory compliance).

Individual and Company Performance

A significant component of compensation should be related to performance. The Company believes that an employee’s compensation should be tied to how well the employee’s team and the Company perform against both financial and non-financial goals and objectives. The Board annually establishes the financial goals for the incentive compensation program. Non-financial goals include satisfactory performance on all internal and external regulatory exams and audits and achievement of the business and personal goals assigned to each executive.

Short-Term and Long-Term Incentives

Incentive compensation should balance short and long term performance. The Company looks to balance the focus of all employees on achieving strong short-term or annual results in a manner that will ensure the Company’s long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, senior management is regularly provided with both annual and long-term incentives. Participation in long-term incentive programs increases with higher levels of responsibility, as employees in these leadership roles have the greatest influence on the Company’s strategic direction and results over time.

Annual Incentives

The purpose of annual incentive plans is to provide cash compensation on an annual basis that is at risk and contingent on the achievement of annual business and operating objectives, as well as personal goals and objectives.

The annual incentive compensation to be awarded to the Chief Executive Officer and the Company’s other named executive officers is based on the Company’s profitability.  The amount of annual incentive compensation is based on the ratios of return on average assets and return on beginning equity.  Minimum ratios must be met in order the executive officers to be eligible for any annual incentive compensation and total incentives may not exceed specified maximums.

Other Annual Compensation — Benefits and Perquisites

The Company provides benefit programs to executive officers and to other employees. The following table identifies the benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Named Executive Officers	Officers/Managers	Full Time Employees
401 (k) Plan	•	•	•
Group Medical/Dental/Vision	•	•	•
Group Life and Disability	•	•	•
Annual Incentive Plan	•	•
Severance	•	•	•
Change of Control (1)	•
Salary Continuation Plan (2)	•

(1)         Mr. Chrietzberg is the only employee with an employment agreement; the agreement contains provisions providing for benefits upon termination following a change in control of the Company.

(2)         Mr. Chrietzberg is the only participant in the Salary Continuation Plan.

The Company provides modest perquisites to the named executive officers. The perquisites the Company offers are common in the financial services industry and help the Company attract and retain superior employees for key positions. Some perquisites are intended to serve a corporate business purpose, but it is understood that some may be used for personal reasons, as well. The Company’s payment of perquisites is disclosed in the Summary Compensation Table, below, and primarily consists of 401(k) matching contributions and automobile allowances or personal use of bank-owned automobiles.

Long-Term Incentive Compensation

                The Company provides long-term incentive compensation in the form of stock options.  The purpose of stock options is to provide equity compensation with value directly related to the creation of shareholder value and the increase in

Company stock price.  Stock options provide executives a vehicle to increase equity ownership and share in the appreciation of the value of Company stock.

The Company believes that key executives should have significant stake in the performance of the Company’s stock, to align their decisions with creating shareholder value. The Company encourages its named executive officers to retain the equity awards that they receive and has minimum stock ownership requirements for executive officers.

Summary Compensation Table

The following table sets forth certain information regarding the compensation awarded to, earned by or paid to the named executive officers of the Company during 2007.  None of the Company’s named executive officers received any compensation in the form of stock awards, stock options, non-equity incentive plan compensation or non-qualified deferred compensation earnings during 2007.

Name & Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation(2) ($)		Total ($)
Charles T. Chrietzberg, Jr. Chairman, President &CEO	2007 2006	331,341 307,730	(3) (4)	300,000 300,000	None None	27,278 56,054	(5)	658,719 663,784

Timothy M. Leveque Executive Vice President, Chief Lending Officer	2007 2006	182,332 173,287		65,000 75,000	None None	24,851 27,577		272,184 275,864

Bruce N. Warner Executive Vice President Chief Financial Officer Chief Operating Officer	2007 2006	163,751 152,515		65,000 75,000	None None	16,129 13,831		244,880 241,346

(1)         Represents the amount expensed under FAS 123R for the options granted to the Company’s named executive officers during the year.

(2)         The Company furnishes all employees, on a nondiscriminatory basis: (i) insurance benefits; and (ii) other benefits.  The value of these benefits for a named executive officer is included in this column if the aggregate of all perquisites and other personal benefits exceeded $10,000 in the years indicated.   Except as disclosed in Footnote 5 below, during 2007 and 2006, “All Other Compensation” paid to the Company’s named executive officers were as follows:

Name		401(k) Matching Contribution		Health Insurance Premium		Automobile Allowance or Use of Bank-Owned Automobile		Life/Disability Premiums		Total
Charles T. Chrietzberg, Jr.	2007 2006	$ $	13,500 15,000	$ $	6,867 6,510	$ $	4,196 4,088	$ $	2,814 1,560	$ $	27,378 27,158

Timothy M. Leveque	2007 2006	$ $	11,867 11,180	$ $	4,377 9,134	$ $	5,750 6,000	$ $	2,857 1,263	$ $	24,851 27,577

Bruce N. Warner	2007 2006	$ $	13,314 12,271	$ $	0 0	$ $	0 0	$ $	2,815 1,560	$ $	16129 13,831

(3)         Includes $20,000 as director compensation as the Chairman of the Board, including a retainer of $11,000, and $9,000 in fees for attendance at Board meetings.

(4)         Includes $16,875 as director compensation as the Chairman of the Board, including a retainer of $10,000, and $6,875 in fees for attendance at Board meetings.

(5)         Includes $28,896 in expense accrued in the Salary Continuation Plan net of earnings on life insurance policies.

Stock Option Plans

                The Company’s 1998 Stock Option Plan, as amended (the “1998 Plan”), provides for the grant of options for the issuance of up to 654,749 shares of the Company’s Common Stock.  As of the Record Date, options covering 636,459 shares have been granted and options covering 571,798 shares have been exercised/repurchased, leaving options for 18,290 shares available for future grant.

The Company’s 2007 Stock Option Plan (the “2007 Plan”) provides for the grant of options for the issuance of up to 300,000 shares of the Company’s Common Stock.  As of the Record Date, no options had been granted under the 2007 Plan.

                The Company did not grant any stock options, under the 1998 Plan or the 2007 Plan, to the named executive officers during the year ended December 31, 2007.

The following table sets forth the number of shares of Common stock issuable upon exercise of outstanding stock options held by each of the named executive officers as of December 31, 2007 under the Company’s 1998 Amended Stock Option Plan.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Charles T. Chrietzberg, Jr.	25,000	(1)	0	0	$4.40	02/02/09
Timothy Leveque	0		0	0	n/a	n/a
Bruce N. Warner	0		0	0	n/a	n/a

(1)     The vesting date for Mr. Chrietzberg’s options was February 2, 2004.

Employment Agreement

                The Board of Directors authorized the Bank to enter into a three year employment contract with Mr. Chrietzberg, effective January 1, 2008.  It provides for a base salary of $300,000 per year, a Bank furnished automobile or automobile allowance, and a bonus based on profits.  The bonus, not to exceed $300,000 annually, will equal $10,000 for each 0.1 percent that the Bank’s profits exceed 1.0 percent return on average assets plus $10,000 for each 1 percent that the Bank’s return on equity exceeds 10.0 percent.  Under the terms of the contract, if Mr. Chrietzberg is terminated other than for cause (as defined in the contract), he is entitled to severance compensation for his monthly salary plus a pro rated incentive bonus for the greater of 24 months or the remaining term of his contract; however, if the termination follows within twelve (12) months after a Change in Control Transaction (as defined in the contract), he is entitled to such severance compensation for the greater of 24 months or the remainder of the term of the contract.  Mr. Chrietzberg’s contract expires on December 31, 2010.

Salary Continuation Agreement

                In December 1993, the Board of Directors approved a Salary Continuation Agreement (the “SCA”) for the benefit of Mr. Chrietzberg that provided for payments of $75,000 per year for 15 years if he remains with the Bank until retirement, commencing at age 65.  The SCA also provided for lesser payments in the event of early retirement.  In August 1999, the Bank amended the SCA to provide for one-half of the original benefit amounts, and adopted a Surviving Income Agreement which will provide benefits, upon the death of Mr. Chrietzberg, to his beneficiary in a lump-sum payment equal to the present value of his retirement benefit.

                In August 2001, the Board of Directors amended the SCA and terminated the Surviving Income Agreements.  The SCA, as amended, provides for payments of $90,000 per year to Mr. Chrietzberg for life, commencing at age 65.  The Bank’s obligations under the Salary Continuation Agreement are not secured and there are no specific assets set aside by the Bank in connection with the establishment of the SCA.  In order to fund benefits payable by the Bank under the SCA, the Bank purchased single-premium life insurance policies, paying an aggregate of $1,814,521.

                The SCA, as amended, contains a split-dollar life insurance feature which provides death benefits to Mr. Chrietzberg’s beneficiary should Mr. Chrietzberg die before his 65th birthday.  Under the split-dollar arrangement, Mr. Chrietzberg’s beneficiary shall be entitled to receive an amount equal to $2,940,000 or the net at risk insurance portion of the proceeds, whichever amount is less.  The net at risk insurance portion is the total proceeds of the life insurance policy, less the policy’s cash surrender value.  Should Mr. Chrietzberg die on or subsequent to his 65th birthday, his beneficiary shall be entitled to an amount equal to $1,000,000, plus the present value of the remaining retirement benefits under the SCA due to Mr. Chrietzberg or the net at risk insurance portion of the proceeds, whichever is less.  The Bank shall be entitled to the remainder of such proceeds of the life insurance policy.

                The accounting rules concerning deferred compensation plans, including any salary continuation plans, require that the Bank accrue sufficient expense so that the present value of the benefits to be paid to the covered executive at retirement is reflected as a liability on the Bank’s books at the time of retirement. The Bank has fully accrued the present value of the benefits to be paid to Mr. Chrietzberg at retirement, therefore no salary continuation expenses were accrued in 2007.

Other Compensation Plans

In 1995, the Company established an Employee Stock Ownership Plan (the “ESOP”) to invest in the Company’s Common Stock for the benefit of eligible employees.  As of the Record Date, the Company has not made any contributions to the Trust established for the ESOP.

The Bank maintains a salary reduction plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”).  Employees who have completed four months of service with the Bank are eligible to participate in the 401(k) Plan.  Participating employees may defer up to a maximum of $15,500, with the Bank making a matching contribution based upon a percentage of each employee’s deferral.  In 2007, the Bank matched 100% of each employee’s contribution up to a maximum of 6% of the employee’s compensation, the total aggregate of which amounted to $114,000.

Certain Transactions

During 2007 and as of the date of this Proxy Statement there are no existing or proposed material transactions between the Company and any of its executive officers, directors, or beneficial owners of 5% or more of the Common Stock, or the immediate family or associates of any of the foregoing persons (collectively, “Affiliates”), except as indicated below.

As a matter of policy, all transactions between either the Company or the Bank and the Affiliates are submitted to the Company’s (or the Bank’s) Board of Directors for evaluation that the terms and services are no less favorable to the Company or the Bank than would be obtained from unaffiliated third parties.  Board approval is conditioned on such a finding with the interested director, if any, not participating in the discussion or the vote.

Some of the directors and executive officers of the Company, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business and the Bank expects to have such ordinary banking transactions with such persons in the future.  In the opinion of Management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.    Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with its internal lending policies and statutory lending limits.  As of December 31, 2007, the aggregate outstanding balance on loans to directors, executive officers, principal shareholders and their businesses was approximately $4.1 million, which represented approximately 28.63% of the consolidated shareholders’ equity at that date.  Management does not believe that any such loans are outside the ordinary course of business.

AUDIT COMMITTEE

The Audit Committee is composed of four outside directors all of whom are “independent” as that term is defined Nasdaq’s listing standards.   The Audit Committee is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and ethical business standards.  The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

Audit Committee Report

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with Management and with the independent auditors.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors their independence from Management and the Company.  The Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committee.  Moreover, the Audit Committee considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

With the exception of Ms. Hudson, the members of the Audit Committee have not and are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the evaluation of auditor independence.   Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by Management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that Management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”  The Audit Committee relies upon the independent auditors to make such evaluations.

In reliance on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the SEC.  By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of information contained in the audited financial statements.

Respectfully Submitted

Northern California Bancorp, Inc. Audit Committee

Carla S. Hudson, Chair

Mark A. Briant

Peter J. Coniglio

John M. Lotz

Audit Committee Charter

                The Board of Directors has approved an Audit Committee Charter, entitled “Audit Policy.” The Audit Policy was last adopted on April 19, 2007.  A copy of the Audit Committee Charter was appended to the Proxy Statement delivered to shareholders in 2007 in connection with the 2007 Annual Meeting of Shareholders.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Hutchinson & Bloodgood LLP (“H&B”) served as the Company’s and the Bank’s independent public accountants during 2007 and it is anticipated that H&B will be retained in the same capacity in 2008.  It is anticipated that a representative of H&B will be present at the Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include fees for the annual audit of the Company’s consolidated financial statement, review of interim financial statements and issuance of consents. The aggregate audit fees billed to the Company by H&B for the years ended December 31, 2007 and 2006 totaled $75,325 and $71,700, respectively.

Audit Related Fees

                During the years ended December 31, 2007 and 2006, there were no fees billed by H&B for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The aggregate fees billed by H&B for tax services related to tax compliance, tax advice and tax planning for the years ended December 31, 2007 and 2006 were $2,900 and $2,800, respectively.

All Other Fees

                There were no other fees billed by H&B for the fiscal years ended December 31, 2007 or 2006, except as described above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

                The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The fees paid in 2007 and 2006 were approved per the Audit Committee’s pre-approval policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC.  The executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all reports they file pursuant to Exchange Act Section 16(a).

                Based solely upon a review of the relevant forms furnished to the Bank and the Company, the Company believes that all officers, directors and principal shareholders timely filed appropriate forms as required by Section 16(a) of the Exchange Act, and related regulations, during 2007.

ANNUAL REPORT ON FORM 10-KSB

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 is included with this Proxy Statement and related materials.

PROPOSALS BY SHAREHOLDERS FOR 2009 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders, which is tentatively scheduled for May 21, 2009, must be received by the Company at its principal executive offices by January 6, 2009, for inclusion in the Proxy Statement and form of Proxy relating to that meeting and must comply with the applicable requirements of federal securities laws, including Rule 14a-8 under the Exchange Act.  The SEC rules state that submission of a proposal which meets the applicable requirements does not guarantee its inclusion in the Proxy Statement or its presentation to shareholders at the next Annual Meeting.

Proxies solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority to the persons designated in the Proxy to vote on any and all matters upon which comes before the Annual Meeting with which the Company does not receive notice prior to March 21, 2009.

OTHER MATTERS

The SEC rules permit the Proxy solicited for the Meeting to confer discretionary authority to the persons designated in the Proxy to vote on any and all matters upon which the Company did not receive notice at least 45 days prior to the date on which the Company first mailed its Proxy Materials for the prior year’s Annual Meeting of Shareholders.  The Proxy Materials for the 2007 Annual Meeting of shareholders were mailed by the Company to the shareholders on April 25, 2007. Consequently, the persons designated in this Proxy shall have the discretionary authority to vote on any matter upon which the Company did not receive notice prior to March 11, 2008.

Management does not presently know of any matters to be presented at the Meeting other than those set forth above.  If other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the Board of Directors.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement or any relevant portions herein are incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless otherwise specifically provided for in this filing.

Northern California Bancorp, Inc.

/s/ Dorina A. Chan
Dorina A. Chan
Corporate Secretary

Dated: May 5, 2008

Monterey, California

PROXY

NORTHERN CALIFORNIA BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 29, 2008

The undersigned shareholder of Northern California Bancorp, Inc. (the “Company”) hereby nominates, constitutes and appoints Charles T. Chrietzberg, Jr. and Peter J. Coniglio, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s office located at 556 Abrego Street, Monterey, California 93940, on Thursday, May 29, 2008 at 5:00 p.m., and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.

Election of Directors.  To elect the following seven persons to the Board of Directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and have qualified:

	Mark A. Briant	Charles T. Chrietzberg, Jr.
	Sandra G. Chrietzberg	Stephanie G. Chrietzberg
	Peter J. Coniglio	Carla S. Hudson
John M. Lotz

	AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE YOU SHOULD CHECK THE BOX “AUTHORITY GIVEN” AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

2.	Other Business: To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE THE OTHER SIDE

PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” ON PROPOSAL 1.  THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING, NOTICE OF WHICH WAS RECEIVED AFTER MARCH 11, 2008.  THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

	Dated:	, 2008
(Number of Shares)

(Please Print Your Name)	(Signature of Shareholder)

(Please Print Your Name)	(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates.  Executors, administrators, trustees, etc., should give their full titles.  All joint owners should sign.)

I DO  ☐          DO NOT  ☐  expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.